POWER OF ATTORNEY

     We the undersigned officers and Trustees of AmeriSen Funds(TM) (the "Trust"), do hereby severally constitute and appoint Philip C. Pauze and Charles
W. Lutter, Jr., each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, any amendment to the Registration Statement of the Trust on Form N-1A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said amendment to the Registration Statement.

     IN WITNESS WHEREOF, we have hereunto set our hands on the dates indicated below.

                                   AmeriSen Funds(TM)

                                   By: /S/ PHILIP C. PAUZE
                                       -------------------
                                       Philip C. Pauze, President

Signature                               Title                Date

By: /S/ PHILIP C. PAUZE                 President and        March 26, 2001
    ---------------------------         Trustee
    Philip C. Pauze


By: /S/ WILLIAM W. HAYNOR               Trustee              March 26, 2001
    ---------------------------
    William W. Haynor


By: /S/ STEPHEN P. PAUZE                Trustee              March 26, 2001
    ---------------------------
    Stephen P. Pauze


By: /S/ ROBERT J. PIERCE                Trustee              March 26, 2001
    ---------------------------
    Robert J. Pierce


By: /S/ E. MALCOLM THOMPSON             Trustee              March 26, 2001
    ---------------------------
    E. Malcolm Thompson